Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 28, 2020, with respect to the consolidated financial statements of Porch.com, Inc. included in the proxy statement/consent solicitation statement/prospectus of PropTech Acquisition Corporation that is made a part of Amendment No. 1 to the Registration Statement (Form S-4 No. 333-249468) and Prospectus of PropTech Acquisition Corporation for the registration of its common stock.

/s/ Ernst & Young LLP

Seattle, Washington

November 16, 2020